Exhibit 99.2

                     PROMISSORY NOTE

$2,200,000.00                               September 29, 1999


FOR VALUE RECEIVED, Pittsfield Mold & Tool, Inc., a Massachusetts corporation (the "Maker"), promises to pay to HENRY A. KIRCHNER and BARBARA J. KIRCHNER, Trustees of THE KIRCHNER FAMILY NOMINEE TRUST, under Declaration of Trust dated February 6, 1996 and recorded with the Berkshire County (Middle District) Registry of Deeds in Book 910, Page 800, whose place of residence is 53 Victoria Lane, P.O. Box 2140, Lanesboro, Massachusetts 01237 (the "Payee"), in lawful money of the United States of America, the principal sum of $2,200,000.00, together with interest in arrears on the unpaid principal balance at an annual rate equal to nine and one-half (9 1/2%) percent (the "Stated Rate"), in the manner provided below. Interest shall be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed.

This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Stock Purchase Agreement, dated August 27, 1999, by and between Maker and Payee (the "Agreement"), and is subject to the terms and conditions of the Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition shall have the respective meanings set forth in the Agreement.

1. PAYMENTS:

1.1 PRINCIPAL AND INTEREST: The principal and interest payments of this Note shall be due and payable in one lump sum on or before November 15, 1999 (the "Maturity Date") unless Payee allows Maker to extend the Maturity Date until January 1, 2000 (the "Extended Maturity Date"). Payee shall permit such an extension to the Extended Maturity Date provided Maker shall have paid all accrued interest at the Stated Rate on or before the Maturity Date.

Interest on any principal or interest unpaid after the Maturity Date shall be payable at an interest rate equal to two (2%) percent above the Stated Rate; provided further, however, that to the extent permitted by law, interest on any principal or interest unpaid after the earlier of (i) the Extended Maturity Date; or
(ii) the occurrence of an Event of Default shall be payable on demand at an interest rate equal to five (5%) percent above the Stated Rate (the "Default Rate").

If at any time the interest rate or the amount of any fee or penalty required to be paid in connection with this Note would exceed the maximum rate for interest or amount for fees or penalties permitted by the laws of any applicable jurisdiction or the rules or regulations of any appropriate regulatory authority or agency thereof, then, during such time as such interest, fees, or penalties would be deemed excessive, that portion of each payment of interest, fees or penalties which exceeds the maximum rate for interest or amount for fees or penalties so permitted shall be deemed a voluntary prepayment of principal (which shall not require the payment of any premium if any such premium is otherwise required hereunder).

1.2 MANNER OF PAYMENT: All payments of principal and interest on this Note shall be made to Payee at 53 Victoria Lane, P.O. Box 2140, Lanesboro, Massachusetts 01237, or at such other place in the United States of America as Payee shall designate to Maker in writing. If any payment of principal or interest of this Note is due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day, and such extension of time shall be taken into account in calculating the amount of interest payable under this Note. "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of Ohio.

1.3 PREPAYMENT: Maker may, without premium or penalty, at any time and from time to time, prepay all or any portion of the outstanding principal balance due under this Note, provided that each such prepayment is accompanied by accrued interest on the amount of principal prepaid calculated to the date of such prepayment. Any partial prepayments shall be applied to installments of principal in inverse order of their maturity.

1.4 SUBORDINATION: This Note and all payments, whether for principal, interest or otherwise, shall not be subject to the terms of the Standby and Subordination Agreement of even date, executed by Berkshire Bank, Maker and Payee, the terms of which are incorporated herein.

Notwithstanding the above, Payee agrees that it shall enter into a subordination agreement if requested by a lender under any credit facility obtained by Maker which is secured by Maker's machinery and equipment, provided that the terms thereof are reasonable and customary for agreements of such type and the proceeds of such facility are used by Maker to make payment under this Note.

1.5 NON-NEGOTIABLE: This Note shall not be negotiable by Payee.

2. DEFAULTS:

2.1 EVENTS OF DEFAULT: The occurrence of any one or more of the following events with respect to Maker shall constitute an event of default hereunder (the "Event of Default"):

(1) If Maker shall fail to pay when due the full amount of principal and interest due on this Note by the Extended Maturity
Date.

(2) If, pursuant to or within the meaning of United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a "Bankruptcy Law"), Maker shall
(i) commence a voluntary case or proceeding; (ii) consent to the entry of an order for relief against it in an involuntary case;
(iii) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (iv) make an assignment for the benefit of its creditors; or, (v) admit in writing its inability to pay its debts as they become due.

(3) If a court of competent jurisdiction entered an order or decree under any Bankruptcy Law that (i) is for relief against Maker in an involuntary case, (ii) appoints a trustee, receiver, assignee, liquidator or similar official for Maker or substantially all of Maker's properties, or (iii) orders the liquidation of Maker, and in each case the order or decree is not dismissed within one hundred twenty (120) days.

(4) A "USC Default" as that term is defined per a certain Cross-
Default and Cross-Collateral Agreement of even date executed by Maker and Payee.

(5) A "Change of Control". A Change of Control of Maker shall be deemed to have occurred if: (i) any "person" (as such term is used in Section 13 (d) and 14 (d) (2) of the Securities Exchange Act of 1934, as amended) other than United Shields Corporation ("USC") becomes the beneficial owner, directly or indirectly, of securities of Maker representing more than fifty (50%) percent of the aggregate voting power of all cases of Maker then outstanding voting securities; or (ii) the shareholder(s) of Maker approve(s)
(A) a plan of merger, consolidation or share exchange between Maker and any person or entity other than a merger, consolidation or other business combination with USC or with another wholly-owned subsidiary of USC, or (B) a proposal with respect to the sale, lease, exchange or other disposal of all, or substantially all, of Maker's property.

(6) Maker fails to meet a debt service ratio requirement of 1.2 times; or a current ratio requirement of 1:1; or a quick ratio requirement of .6.

(1)

2.2 NOTICE BY MAKER: Maker shall notify Payee in writing within fifteen (15) days after the occurrence of any Event of Default of which Maker acquires knowledge.

2.3 REMEDIES: Upon the occurrence of an Event of Default hereunder (unless all Events of Default have been cured or waived by Payee), Payee may, at its option, (i) by written notice to Maker, declare the entire unpaid principal balance of this Note, together with all accrued interest thereon, immediately due and payable regardless of any prior forbearance, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Maker all sums due under this Note, and (iii) obtain a release of the obligations of Henry A. Kirchner and Barbara J. Kirchner under the Non-Competition Agreement, and (iv) prosecute the $250,000.00 letter of credit referred to at Section 8.8 (i) of the Agreement, and (v) Joseph A. Kirchner shall be entitled to a release of his obligations under the Employment Agreement, and (vi) all reasonable costs of collection and reasonable attorney's fees paid or incurred by Payees in enforcing their rights hereunder.

No delay or omission on the part of the Payee in exercising any right hereunder shall operate aw a waiver of such right or of any other right under this Note. No waiver of any right shall be as a bar to or waiver of any such right on any future occasion.

2.4 SECURITY: This Note is secured by the letter of credit referred to at Section 8.8 (i) of the Agreement and by a certain subordinate Mortgage and Security Agreement executed of even date.

3. MISCELLANEOUS:

3.1 WAIVER: The rights and remedies of Payee under this Note shall be cumulative and not alternative. No waiver by Payee of any right or remedy under this Note shall be effective unless in a writing signed by Payee. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Payee will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Payee arising out of this Note can be discharged by Payee, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Payee; (b) no waiver that may be given by Payee will be applicable except in the specific instance for which it is given; and, (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Payee to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

3.2 ANNUAL REPORTING: Annually, within ninety (90) days of fiscal year end, Maker shall provide copies of its audit level financial statements and true copies of its federal tax return, as filed, with all supporting schedules, to Payee.

3.3 NOTICES: Any notice required or permitted to be given hereunder shall be given in accordance with Section 11.4 of the Agreement.

3.4 SEVERABILITY: If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in party or degree will remain in full force and effect to the extent not held invalid or unenforceable.

3.5 GOVERNING LAW: This Note will be governed by the laws of the State of Ohio without regard to conflicts of laws principles.

3.6 PARTIES IN INTEREST: This Note shall bind Maker and its successors and assigns. The Note shall not be assigned or transferred by Payee without the express prior written consent of Maker, except by will or, in default thereof, by operation of law.

3.7 SECTION HEADINGS, CONSTRUCTION: The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Note unless otherwise specified.

All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.

IN WITNESS WHEREOF, Maker has executed and delivered this Note as of the date first stated above.

                                     PITTSFIELD MOLD & TOOL, INC.



                                     By /s/William A. Frey III
                                        William A. Frey III
                                        Its President

                 COMMONWEALTH OF MASSACHUSETTS

BERKSHIRE, SS                              September 29, 1999

Then personally appeared the above named ________________________, and acknowledged the foregoing instrument to be _________ free act and deed, before me,



                                  /s/
                                       Notary Public
                                   My Commission Expires: